UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2006
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48034 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 17, 2006, Lear Corporation (“Lear”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Icahn Partners LP, Icahn Partners Master Fund LP and Koala Holding LLC (collectively, the “Icahn Stockholders”) pursuant to which Lear agreed to issue and sell to the Icahn Stockholders 8,695,653 shares of Lear’s common stock (the “Common Stock”) at a price per share of $23.00, for an aggregate purchase price of approximately $200,000,000 (the “Offering”). Certain of the Icahn Stockholders are current stockholders of Lear.
     The closing of the transactions contemplated by the Purchase Agreement (the “Closing”) is subject to the approval of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Lear expects the Closing to occur within the next forty-five (45) days.
     In connection with the Offering, Lear has agreed to a limited waiver of Section 203 of the Delaware General Corporation Law with respect to the Icahn Stockholders. Lear has also agreed to permit the Icahn Stockholders to designate one person to serve on Lear’s board of directors for so long as the Icahn Stockholders retain a direct or indirect interest in at least 15% of Lear’s outstanding common stock.
     The Common Stock is being sold to the Icahn Stockholders in a private placement exempt from registration pursuant to Section 4(2) and Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). Lear has agreed, within thirty (30) days after the Closing, to prepare and file a “shelf” registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission covering the resale of the Common Stock, to use its commercially reasonable efforts to cause the Registration Statement to be declared effective upon filing or as promptly as possible thereafter (but no less than one hundred and twenty (120) days after the date of the Closing), and to use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act, for so long as the Icahn Stockholders are unable to freely transfer the Common Stock. In the event Lear does not file the Registration Statement within thirty (30) days after the Closing, Lear will pay the Icahn Stockholders an amount equal to 0.5% of the total purchase price paid by the Icahn Stockholders in the Offering. Furthermore, if Lear is unable to cause the Registration Statement to be declared effective within one hundred and twenty (120) days after the Closing, Lear will pay the Icahn Stockholders an amount equal to 0.5% of the total purchase price paid by the Icahn Stockholders in the Offering. This amount shall increase by an additional 0.5% of the consideration paid by the Icahn Stockholders in connection with the Offering every sixty (60) days thereafter, until the Registration Statement is declared effective, up to a maximum aggregate amount equal to 5.0% of the consideration paid by the Icahn Stockholders.
     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such agreement, filed as Exhibit 10.1 hereto, which is hereby incorporated by reference herein.
Item 2.02 Results of Operations and Financial Condition
     On October 17, 2006, Lear issued a press release disclosing the Offering and providing preliminary financial results for the three months ended September 30, 2006. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Equity Securities
     The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.
     Lear is selling the Common Stock to the Icahn Stockholders under an exemption from registration pursuant to Section 4(2) of the Securities Act, based upon the representations of the Icahn Stockholders in the Purchase Agreement that, among other matters, the Icahn Stockholders are each accredited investors as defined by Rule 501(a) of the Securities Act.
Item 7.01 Regulation FD Disclosure
     The information provided in response to Item 2.02 of this Current Report on Form 8-K is incorporated by reference in this Item 7.01.
     Lear is filing updated risk factors set forth in the confidential offering memorandum for the Offering so that the updated risk factors will be disclosed pursuant to Regulation FD. A copy of the risk factors is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.1	Stock Purchase Agreement, dated as of October 17, 2006, among Lear, Icahn Partners LP, Icahn Partners Master Fund LP and Koala Holding LLC.

99.1	Press Release of Lear Corporation issued October 17, 2006.

99.2	Risk Factors of Lear Corporation

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: October 17, 2006	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of October 17, 2006, among Lear, Icahn Partners LP, Icahn Partners Master Fund LP and Koala Holding LLC

99.1	Press Release of Lear Corporation issued October 17, 2006

99.2	Risk Factors of Lear Corporation

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